LH00-263A                                                               05/02/01


                                                  AMENDMENT NO. 3

The Investment Management Agreement (Document No. L95-1857/Ohio Life & Fremont Business) of October 2, 1995, between AMERICO LIFE, INC. of Kansas City, Missouri and EMPLOYERS REASSURANCE CORPORATION of Overland Park, Kansas, is hereby amended as follows:

I. Effective January 14, 2000, numbered paragraph 3, as amended by Amendment No. 2, is deleted and the following numbered paragraph 3 is substituted therefor:

3. Advisory Fees. The Client will pay to Americo a quarterly advisory fee in an -------------- amount equal to .0625% of the assets at the end of each calendar quarter contained in the account for the Custodian Agreement (Ohio Life Business) of January 14, 2000 between the Client, State Street Bank and Trust Company and Great Southern Life Insurance Company. The Client will also pay to Americo a quarterly advisory fee in an amount equal to .0625% of the assets at the end of each calendar quarter contained in the Custodian Agreement (Fremont Business) of January 14, 2000 between the Client, State Street Bank and Trust Company and Great Southern Life Insurance Company.

II.      Effective October 1, 2000:

A. Numbered paragraph 3, as amended by Part I of this Amendment No. 3, is deleted and the following numbered paragraph 3 is substituted therefor:

                3. Advisory Fees. The Client will pay to Americo a quarterly advisory fee in an amount equal to .055% of the assets at the end of each calendar quarter contained in the Custodian Agreement (Contingent Americo Assets) of January 14, 2000 between the Client, State Street Bank and Trust Company and The College Life Insurance Company.

B. The parenthetical description in the title of this agreement is changed from "(Ohio Life & Fremont Business)" to "(Contingent Americo Assets)."

C. The second sentence is deleted from numbered paragraph 4 (Term of Agreement), as amended by Amendment No. 1, and the following sentence is substituted therefor:

                         If not sooner terminated by mutual consent of the parties hereto, this agreement shall remain in force until the Client has no further liability under any of the following reinsurance agreements:

Coinsurance Life, Annuity and Disability Income Reinsurance Agreement of January 1, 1995 between Client and the Ohio Life Insurance Company

     Automatic Coinsurance Universal Life Reinsurance Agreement of December 31, 1995 between Client and Fremont Life Insurance Company

     Coinsurance Annuity Reinsurance Agreement of January 1, 1996 between Client and Fremont Life Insurance Company

     Automatic Coinsurance Reinsurance Agreement of April 16, 1997 between the Client and The Ohio State Life Insurance Company*

     Automatic Coinsurance Reinsurance Agreement of April 16, 1997 between the Client and Investors Guaranty Life Insurance Company*

     *But only as respects Americo's 70% quota share thereof.

III. As respects rights and obligations outstanding as of January 1, 2001 and arising thereafter, AMERICO LIFE, INC. is deleted and AMERICO ADVISORS, LC is substituted therefor.

In all other respects not inconsistent herewith, said agreement shall remain unchanged.

IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed in duplicate.

EMPLOYERS REASSURANCE
CORPORATION                                            AMERICO ADVISORS, LC


By:_________________________________         By:_______________________________

Title:________________________________       Title:____________________________

Date:________________________________        Date:_____________________________



                    AMERICO LIFE, INC.


By:________________________________

Title:_______________________________

Date:_______________________________